UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019
Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas	75235-1611
_________________________________	___________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the
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(17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
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[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.

Southwest Airlines Co. (the "Company") is providing guidance regarding its first quarter 2019 operational and financial trends.

Since mid-February and through March 31, 2019, the Company currently expects cancellations of approximately 9,400 flights (the "cancellations") due to weather and unanticipated events. Of these expected cancellations, approximately 3,800 are due to weather-related and other disruptions; approximately 2,800 are due to unscheduled maintenance disruptions arising from contract negotiations with the Aircraft Mechanics Fraternal Association (AMFA); and approximately 2,800 are due to the grounding of the Boeing 737 MAX 8 (the "MAX groundings"). As a result of the cancellations, the Company now estimates its first quarter 2019 year-over-year available seat mile (ASM, or capacity) growth to be approximately 1 percent, compared with its previous growth guidance in the 3.5 to 4 percent range.

On March 13, 2019, the Company complied immediately with a Federal Aviation Administration (FAA) emergency order issued that day for all U.S. airlines to ground the Boeing 737 MAX 8, and grounded all 34 737 MAX 8 aircraft in its fleet (the "MAX aircraft"). The Company is in the process of temporarily relocating its MAX aircraft to a third-party facility and implementing an enhanced storage program. As of today, the Company has reduced its published flight schedule through April 20, 2019, and is currently evaluating future schedule reductions. Due to the current uncertainty regarding the duration of the MAX groundings and any requirements for reinstatement of the aircraft into service, it is difficult for the Company to forecast the impact of the MAX groundings beyond first quarter 2019. The Company is proactively managing cancellations, minimizing operational disruptions, reaccommodating Customers, and minimizing the impact on its ontime performance. Despite the ongoing effects of the MAX groundings, the Company's current operational performance is solid. As of March 13, 2019, the Company had 41 remaining MAX deliveries scheduled in 2019, and 221 firm orders, 115 options, and 3 additional MAX deliveries beyond 2019.

As previously disclosed in its Investor Update on Form 8-K on February 20, 2019, the Company experienced softness in passenger demand and bookings related to the government shutdown, resulting in an estimated $60 million negative revenue impact in first quarter 2019. Since then, first quarter 2019 revenue trends have also been negatively impacted by more winter weather disruptions than expected, unscheduled maintenance disruptions, further softness in leisure-oriented passenger demand and yields, and the MAX groundings. In total, these additional impacts are estimated to result in approximately $150 million in additional lost revenues in first quarter 2019.

Based on these recent trends and the outlook for the remainder of the quarter, the Company expects its first quarter 2019 operating revenue per ASM (RASM, or unit revenues) to increase in the 2 to 3 percent range, year-over-year, compared with its previous guidance of a year-over-year increase in the 3 to 4 percent range. This reduction to the Company’s previous year-over-year RASM guidance is largely due to lost passenger revenue as a result of flight cancellations from the unscheduled maintenance disruptions, as well as further softness in leisure-oriented passenger demand and yields. Aside from this impact, the Company has been encouraged by the continued strength in year-over-year close-in yields in first quarter 2019.

Despite the ongoing MAX groundings, the Company continues to expect a strong year-over-year RASM performance in second quarter 2019, based on current revenue trends and bookings.

Based on the current cost trends and the outlook for the remainder of the quarter, the Company expects its first quarter 2019 operating expenses per ASM (CASM, or unit costs), excluding fuel and oil expense and profitsharing expense, to increase approximately 10 percent, year-over-year, compared with its previous guidance of a year-over-year increase of approximately 6 percent. The Company’s operating costs, excluding fuel and oil expense and profitsharing expense, are largely fixed once flight schedules are published; therefore, the volume of flight cancellations in first quarter 2019 has resulted in an approximate 3-point year-over-year increase to first quarter 2019 CASM, excluding fuel and oil expense and profitsharing expense. Additionally, the Company recently reached an agreement in principle (AIP) with AMFA, which will result in an estimated $42 million of additional salaries, wages, and benefits costs in 2019. The impact of the AIP to first quarter 2019 salaries, wages, and benefits costs is approximately $30 million. This industry-leading AIP is better for the 2,400 hard-working Mechanics and the Company, as it includes a work rule change that allowed the Company to increase compensation compared with the previously-rejected offer. The AIP includes approximately 3 percent in retro-pay back to the amendable contract date, including profitsharing and 401(k) match; a 20 percent snap-up rate on April 1, 2019; and approximately 3 percent annual wage rate increases for the duration of the approximately five-year contract period. On March 26, 2019, the Company announced its more than 300 Material Specialists had voted in favor of a new, five-year contract, the terms of which were already included in the Company’s first quarter and annual 2019 unit cost guidance.

Based on the Company's existing fuel derivatives contracts and market prices as of March 22, 2019, the Company now expects its first quarter 2019 fuel costs to be approximately $2.05 per gallon, including $.06 per gallon in premium expense and an estimated $.03 per gallon in favorable cash settlements from fuel derivative contracts, compared with its previous guidance in the $2.00 to $2.05 per gallon range.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s estimates of flight cancellations due to weather and other unanticipated events; (ii) the Company’s capacity plans and expectations; and (iii) the Company’s projected results of operations, including specific factors expected to impact the Company’s results of operations. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of changes in consumer behavior, economic conditions, actions of competitors (including without limitation pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), weather and natural disasters, and other factors beyond the Company's control, on the Company's business decisions, plans, strategies, and results; (ii) the impact of governmental actions and governmental regulations related to the Company’s operations, in particular with respect to the grounding of the Company’s 737 MAX 8 fleet; (iii) the Company's dependence on third parties, in particular with respect to its fleet plans and initiatives, and the impact on the Company’s operations and results of operations of any related third party delays or non-performance; (iv) the Company's ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (v) the impact of fuel price changes and fuel price volatility on the Company’s business plans and results of operations; and (vi) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

March 27, 2019	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)